Exhibit (g) (2) (vii)
STERLING CAPITAL FUNDS
AMENDMENT TO THE CUSTODY AGREEMENT
     THIS AMENDMENT is made as of June 14, 2011 between U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the “Custodian”), and Sterling Capital Funds, a Massachusetts business trust (the “Trust”).
RECITALS
     WHEREAS, the Trust and the Custodian entered into the certain Custody Agreement, dated August 31, 2006 (as amended, supplemented or modified from time to time, the “Agreement”), pursuant to which the Custodian acts as custodian of the cash and securities of each series of the Trust listed on Exhibit C thereto; and
     WHEREAS, in accordance with Section 14.2 of the Agreement, the Trust and the Custodian wish to amend the Amended and Restated Exhibit C;
     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereby agree as follows:
     1. Amendment.
Amended and Restated Exhibit C to the Agreement is hereby superseded and replaced with Amended and Restated Exhibit C attached hereto.
     2. Miscellaneous.
(a) Section headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
(b) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
(c) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.
(d) Except as provided in this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.
Sterling 6/14/11

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL FUNDS

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:	Michael R. McVoy
Title:	Vice President
Sterling 6/14/11

AMENDED AND RESTATED EXHIBIT C
to the
Custody Agreement between Sterling Capital Funds and U.S. Bank, N.A.
Fund Names — Separate Series of Sterling Capital Funds effective on or after June 29, 2011

Name of Series	Date
Select Equity Fund	February 1, 2005
Mid Value Fund	February 1, 2005
Special Opportunities Fund	February 1, 2005
Equity Income Fund	February 1, 2005
Short-Term Bond Fund	February 1, 2005
Intermediate U.S. Government Fund	February 1, 2005
Total Return Bond Fund	February 1, 2005
Kentucky Intermediate Tax-Free Fund	February 1, 2005
Maryland Intermediate Tax-Free Fund	February 1, 2005
North Carolina Intermediate Tax-Free Fund	February 1, 2005
South Carolina Intermediate Tax-Free Fund	February 1, 2005
Virginia Intermediate Tax-Free Fund	February 1, 2005
West Virginia Intermediate Tax-Free Fund	February 1, 2005
U.S. Treasury Money Market Fund	February 1, 2005
Strategic Allocation Conservative Fund	February 1, 2005
Strategic Allocation Balanced Fund	February 1, 2005
Strategic Allocation Growth Fund	February 1, 2005
Strategic Allocation Equity Fund	February 1, 2005
Small Value Fund	August 21, 2006
National Tax-Free Money Market Fund	August 1, 2006
International Fund	August 1, 2006
Prime Money Market Fund	November 1, 2006
Sterling Capital Corporate Fund	On or after June 29, 2011
Sterling Capital Securitized Opportunities Fund	On or after June 29, 2011
Sterling 6/14/11
3